As filed with the Securities and Exchange Commission on August 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orion S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. employer identification no.)

1700 City Plaza Drive, Suite 300

Spring, Texas 77389

(Address of principal executive offices, including zip code)

Orion Engineered Carbons S.A. 2023 Omnibus Incentive Compensation Plan

Orion Engineered Carbons S.A. 2023 Non-Employee Director Plan

(Full title of the plans)

Corning F. Painter

Chief Executive Officer

Orion S.A.

1700 City Plaza Drive, Suite 300

Spring, Texas 77389

(281) 318-2959

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

David S. Huntington

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark whether the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

Item 1.	Plan Information

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the SEC as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information

The written statement required by Item 2 of Part I is included in documents delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

Item 3.	Incorporation of Documents by Reference

The following documents filed by Orion S.A., a société anonyme (Public Limited Company) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, route de Trèves, L-2633 Senningerberg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under registration number B 160558 (the “Registrant”) are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2023;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 4, 2023;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Commission on August 9, 2023;

(d) The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 16, 2023, March 9, 2023, March 9, 2023, April 25, 2023, May 1, 2023, May 5, 2023, June 7, 2023, June 7, 2023 and June 8, 2023;

(e) The description of the Registrant’s common shares, no par value (the “Common Shares”) contained in the Registrant’s Registration Statement on Form F-1, filed with the Commission on July 14, 2014, File No. 333-196593, together with any amendment or report filed with the SEC updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the SEC rules shall not be deemed incorporated by reference into this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

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Item 6.	Indemnification of Directors and Officers

The Registrant is a Luxembourg joint stock corporation (société anonyme or S.A.). The Registrant’s Articles of Association provide that its directors and officers will be indemnified to the fullest extent permitted by Luxembourg law from and against any liabilities arising out of or in connection with their services. The right to indemnification does not exist inter alios in the case of willful misconduct, gross negligence, reckless disregard of the duties involved in the conduct of a manager’s office, fraud, or bad faith.

The Registrant maintains liability insurance for its directors and officers. Such insurance is available to its directors and officers in accordance with its terms.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement hereof.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in this Registration Statement; provided, however, paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, United States of America, on August 9, 2023.

Orion S.A.

By:	/s/ Corning F. Painter
Name:	Corning F. Painter
Title:	Chief Executive Officer

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POWER OF ATTORNEY

The undersigned officers and directors do hereby constitute and appoint Corning F. Painter, Jeffrey Glajch and Christian Eggert, or any of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2023.

Signature	Title

/s/ Corning F. Painter
Corning F. Painter	Chief Executive Officer

/s/ Jeffrey Glajch
Jeffrey Glajch	Chief Financial Officer

/s/ Robert Hrivnak
Robert Hrivnak	Chief Accounting Officer

/s/ Dan F. Smith
Dan F. Smith	Chairman

/s/ Anthony L. Davis
Anthony L. Davis	Director

/s/ Kerry A. Galvin
Kerry A. Galvin	Director

/s/ Paul Huck
Paul Huck	Director

/s/ Mary Lindsey
Mary Lindsey	Director

/s/ Didier Miraton
Didier Miraton	Director

/s/ Yi Hyon Paik
Yi Hyon Paik	Director

/s/ Hans-Dietrich Winkhaus
Hans-Dietrich Winkhaus	Director

/s/ Michel Wurth
Michel Wurth	Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on August 9, 2023.

Orion Engineered Carbons LLC

By:	/s/ Corning F. Painter
Name:	Corning F. Painter
Title:	Authorized Signatory

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INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Articles of Association of Orion S.A. (incorporated by reference to Exhibit 3.1 to Orion S.A.’s Quarterly Report on Form 10-Q filed on August 9, 2023)
4.2	Orion Engineered Carbons S.A. 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Orion S.A.’s Quarterly Report on Form 10-Q filed on August 9, 2023)
4.3	Orion Engineered Carbons S.A. 2023 Non-Employee Director Plan (incorporated by reference to Exhibit 10.3 to Orion S.A.’s Quarterly Report on Form 10-Q filed on August 9, 2023)
5.1	Opinion of Arendt & Medernach
23.1	Consent of Ernst & Young LLP
23.2	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft
23.3	Consent of Arendt & Medernach (included in Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page)
107	Filing Fee Table

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